EXHIBIT 23.2

BOVIE MEDICAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form S-3/A-3 of Bovie Medical Corporation of our report dated March 25, 2005, except for Notes 1, 2, 6 and 14 as to which the date is July 11, 2005 relating to the consolidated financial statements, which appears in this Form S-3/A-3.

/s/Bloom and Company LLP
Hempstead, New York
July 14, 2005